Exhibit 99.1

Canopy Growth Announces Changes to Canadian Operations

SMITHS FALLS, ON, Dec. 9, 2020 /CNW/ - Canopy Growth Corporation (“Canopy Growth” or the “Company”) (TSX: WEED) (NASDAQ: CGC) today announced a series of Canadian operational changes designed to streamline its operations and further improve margins.

Canopy Growth will cease operations at the following sites: St. John’s, Newfoundland and Labrador; Fredericton, New Brunswick; Edmonton, Alberta; Bowmanville, Ontario; as well as its outdoor cannabis grow operations in Saskatchewan. Approximately 220 employees have been impacted as a result of these closures.

“As part of the end-to-end review of our operations that we outlined during our second-quarter earnings call, we have made the decision to close a number of our production facilities. These actions will be an important step towards achieving our targeted $150-$200MM of cost savings and accelerating our path to profitability. We are confident that our remaining sites will be able to produce the quantity and quality of cannabis required to meet current and future demand,” said David Klein, CEO, Canopy Growth. “This was a difficult decision but I believe it is the right one. I want to thank all of the employees impacted by this decision for their efforts in helping build Canopy Growth.”

These decisions are the partial outcome of an ongoing end-to-end review designed to improve the Company’s margins. The end-to-end review was announced during the Company’s Q2 earnings call and looks at people, process, technology, and infrastructure. The Company expects to record estimated total pre-tax charges of approximately $350-400MM in the third and fourth quarters of Fiscal 2021.

The production sites impacted represent approximately 17% of the Company’s enclosed Canadian footprint and 100% of its Canadian outdoor production footprint.

All figures reported above with respect to the third and fourth quarters of Fiscal 2021 are preliminary and are unaudited and subject to change and adjustment as the Company prepares its quarterly and annual financial statements.

About Canopy Growth Corporation

Canopy Growth (TSX:WEED,NASDAQ:CGC) is a world-leading diversified cannabis and cannabinoid-based consumer product company, driven by a passion to improve lives, end prohibition, and strengthen communities by unleashing the full potential of cannabis. Leveraging consumer insights and innovation, we offer product varieties in high quality dried flower, oil, softgel capsule, infused beverage, edible, and topical formats, as well as vaporizer devices by Canopy Growth and industry-leader Storz & Bickel. Our global medical brand, Spectrum Therapeutics, sells a range of full-spectrum products using its colour-coded classification system and is a market leader in both Canada and Germany. Through our award-winning Tweed and Tokyo Smoke banners, we reach our adult-use consumers and have built a loyal following by focusing on top quality products and meaningful customer relationships. Canopy Growth has entered into the health and wellness consumer space in key markets including Canada, the United States, and Europe through BioSteel sports nutrition, and This Works skin and sleep solutions; and has introduced additional federally-permissible CBD products to the United States through our First & Free and Martha Stewart CBD brands. Canopy Growth has an established partnership with Fortune 500 alcohol leader Constellation Brands. For more information visit www.canopygrowth.com.

Notice Regarding Forward Looking Statements

This news release contains “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable Canadian securities legislation. Often, but not always, forward-looking statements and information can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “estimates”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved, and include statements relating to the Company’s estimated cost savings opportunities and the estimated pre-tax charges the Company expects to take in connection with the closure of certain of its production facilities. By their nature, forward-looking statements are subject to inherent risks and uncertainties that may be general or specific and which give rise to the possibility that expectations, forecasts, predictions, projections or conclusions will not prove to be accurate, that assumptions may not be correct and that objectives, strategic goals and priorities will not be achieved. A variety of factors, including known and unknown risks, many of which are beyond our control, could cause actual results to differ materially from the forward-looking statements in this press release and other reports we file with, or furnish to, the Securities and Exchange Commission (the “SEC”) and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf. Such factors include, without limitation, the risk that the COVID-19 pandemic may disrupt our operations and those of our suppliers and distribution channels and negatively impact the use of our products; consumer demand for cannabis and U.S. hemp products; that cost savings and any other synergies from the CBI Group Investments (as defined in the Company’s 10-K referenced below) may not be fully realized or may take longer to realize than expected; future levels of revenues; our ability to manage disruptions in credit markets or changes to our credit rating; future levels of capital, environmental or maintenance expenditures, general and administrative and other expenses; the success or timing of completion of ongoing or anticipated capital or maintenance projects; business strategies, growth opportunities and expected investment; the adequacy of our capital resources and liquidity, including but not limited to, availability of sufficient cash flow to execute our business plan (either within the expected timeframe or at all); the potential effects of judicial or other proceedings on our business, financial condition, results of operations and cash flows; volatility in and/or degradation of general economic, market, industry or business conditions; compliance with applicable environmental, economic, health and safety, energy and other policies and regulations and in particular health concerns with respect to vaping and the use of cannabis and U.S. hemp products in vaping devices; the anticipated effects of actions of third parties such as competitors, activist investors or federal, state, provincial, territorial or local regulatory authorities, self-regulatory organizations, plaintiffs in litigation or persons threatening litigation; changes in regulatory requirements in relation to our business and products; and the factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2020 filed with the SEC on June 1, 2020, as such factors may be further updated from time to time in the Company’s periodic filings with the SEC and with applicable Canadian securities regulators, which can be accessed at www.sec.gov/edgar and www.sedar.com, respectively. Readers are cautioned to consider these and other factors, uncertainties and potential events carefully and not to put undue reliance on forward-looking statements.

SOURCE Canopy Growth Corporation

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%CIK: 0001737927

For further information: Judy Hong, Vice President, Investor Relations & Competitive Intelligence, Judy.hong@canopygrowth.com; Tyler Burns, Director, Investor Relations, Tyler.burns@canopygrowth.com

CO: Canopy Growth Corporation

CNW 11:10e 09-DEC-20